                                                                    EXHIBIT 4.13


                            HINES HORTICULTURE, INC.

                                NINTH AMENDMENT
                            TO CREDIT AGREEMENT AND
                 SECOND AMENDMENT TO HOLDINGS PLEDGE AGREEMENT


         This NINTH AMENDMENT TO CREDIT AGREEMENT AND SECOND AMENDMENT TO HOLDINGS PLEDGE AGREEMENT (this "Amendment") is dated as of December 16, 1997 and entered into by and among HINES HORTICULTURE, INC. (formerly known as Hines Nurseries Inc.), a California corporation ("Company"), SUN GRO HORTICULTURE INC., a Nevada corporation ("Sun Gro"), and SUN GRO HORTICULTURE CANADA LTD., a Canadian corporation ("Sun Gro Canada"; together with Company and Sun Gro, collectively, "Borrowers"), the financial institutions listed on the signature pages hereof ("Lenders") and BT COMMERCIAL CORPORATION, as Agent for Lenders ("Agent"), and, for purposes of Section 5 hereof, the Credit Support Parties (as defined in Section 5 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of August 4, 1995, by and among Company, Sun Gro and Sun Gro Canada, Lenders and Agent, as amended by that certain First Amendment dated as of October 11, 1995, that certain Second Amendment dated as of October 26, 1995, that certain Third Amendment dated as of March 15, 1996, that certain Fourth Amendment dated as of August 28, 1996, that certain Fifth Amendment and Consent dated as of November 14, 1996, that certain Sixth Amendment dated as of February 14, 1997, that certain Seventh Amendment and Consent to Credit Agreement dated as of March 26, 1997, and that certain Eighth Amendment and Limited Waiver to Credit Agreement dated as of November 7, 1997 (as so amended, the "Credit Agreement"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.


                                    RECITALS

         WHEREAS, Company has requested Lenders to amend the Credit Agreement to
(i) amend the definitions of "Company Borrowing Base", "Sun Gro Borrowing Base" and "Eligible Accounts Receivable" to allow for the impact of increased seasonality and to add certain other definitions, (ii) provide for an equity contribution by MDCP, (iii) amend the mandatory prepayment provisions to provide for a sharing of certain payments in the event of an initial public offering,
(iv) adjust certain of the financial covenants set forth therein, (v) amend the assignment provisions to provide for proportionate assignment of commitments made under the Hines II Credit Agreement and (vi) make certain other amendments as set forth below; and

         WHEREAS Borrowers, Lenders and Holdings desire to amend the Holdings Pledge Agreement to permit the Hines II Transactions:

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

         Section 1.  AMENDMENTS TO THE CREDIT AGREEMENT

         1.1  Amendments to Section 1: Certain Defined Terms

         A. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in the proper alphabetical order:

         " 'Hines I Exposure' means at any date of determination the sum of (i) the aggregate principal amount of domestic Term Loans outstanding under this Agreement, (ii) the aggregate principal amount of Canadian Term Loans outstanding under this Agreement, and (iii) the aggregate Revolving Loan Exposure of all Lenders."

         " 'Hines II Exposure' means at any date of determination the sum of (i) the Canadian Term Loan Exposure of all lenders under the Hines II Credit Facility, (ii) the Acquisition Exposure of all lenders under the Hines II Credit Facility, and (iii) the Working Capital Revolving Loan Exposure of all lenders under the Hines II Credit Facility (all capitalized terms used in this definition and not otherwise defined in this Agreement to be as defined in the Hines II Credit Facility)."

         " 'Total Hines Exposure' means at any date of determination, the sum of the Hines I Exposure and the Hines II Exposure."

         B. Company Borrowing Base. Subsection 1.1 of the Credit Agreement is hereby amended by (1) deleting clause (ii)(a) of the definition of "Company Borrowing Base" therefrom in its entirety and substituting the following therefor: "(a) during the period beginning January 1 and ending May 31 in each year, fifty-five percent (55%) of Eligible Inventory of Company, and during the period beginning June 1 and ending December 31 in each year, fifty percent (50%) of Eligible Inventory of Company and" and (2) deleting the two references to "$40,000,000" appearing in the definition of "Company Borrowing Base" and substituting "$50,000,000" for each such reference.

         C. Eligible Accounts Receivable. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the reference in clause (b) of the definition of "Eligible Accounts Receivable" to "April 30" and substituting "May 31" therefor and by deleting the reference in such clause (b) to "$15,000,000" and substituting "$20,000,000" therefor.

         D. Sun Gro Borrowing Base. Subsection 1.1 of the Credit Agreement is hereby amended by (1) deleting clause (ii) (a) of the definition of "Sun Gro Borrowing Base" therefrom in its entirety and substituting the following therefor: "(a) during the period beginning January 1 and ending May 31 in each year, fifty-five percent (55%) of Eligible Inventory of Sun Gro, and during the period beginning June 1 and ending December 31 in each year, fifty percent (50%) of Eligible Inventory of Sun Gro and" and (2) deleting the two references to "$40,000,000" appearing in the definition of "Sun Gro Borrowing Base" and substituting "$50,000,000" for each such reference.

         1.2  Amendments to Section 2:  Amounts and Terms of Commitments and
              Loans

         A. Prepayments and Reductions Due to Issuance of Equity Securities. Subsection 2.4B of the Credit Agreement is hereby amended by deleting clauses
(iii)(c) and (d) in their entirety and substituting therefor the following:

         "(c) Prepayments and Reductions Due to IPO. On the date of receipt by Holdings or any of its Subsidiaries other than the Company or any of its Subsidiaries of the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from an initial Public Offering, the Commitments shall terminate and the Company shall (x) prepay in full the outstanding principal amount of all outstanding Revolving Loans and Term Loans, together with all accrued and unpaid interest thereon, (y) pay in full all fees and other amounts payable under the Loan Documents and (z) fully cash collateralize all outstanding Letters of Credit or make such other arrangements as are satisfactory in form and substance to Agent for the termination of such Letters of Credit.

         (d) Prepayments and Reductions Due to Issuance of Other Securities.

         (I) On the date of receipt by Company or any of its Subsidiaries of the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from the issuance of any equity or debt Securities of Company or any of its Subsidiaries (other than any Indebtedness permitted pursuant to subsection 7.1 as in effect on the Closing Date and other than the proceeds of up to $3,000,000 in MDCP equity contributions made to Holdings and contributed by Holdings to Company on or prior to February 1, 1998 (the "Parent Equity Contribution")), (i) both Company and Sun Gro Canada shall prepay their respective Term Loans in an aggregate amount equal to such net cash proceeds and (2) to the extent the amount of such net cash proceeds exceeds the aggregate outstanding principal amount of the Term Loans, both Company and Sun Gro Canada shall prepay their respective Revolving Loans, and the Revolving Loan Commitments shall be permanently reduced, in an aggregate amount equal to such excess. Any such mandatory prepayments shall be applied as specified in subsection 2.4B(iv).

         (II) No later than the first Business Day following the date of receipt by Holdings of the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from the issuance of any of its debt or equity Securities (other than (W) the proceeds of the Parent Equity Contribution, (X) any warrants to purchase Holdings Common Stock or Holdings Preferred Stock issued to any holders of any Indebtedness incurred pursuant to subsection 7.1(vi) at the time of incurrence thereof, (Y) up to $1,500,000 in aggregate issuance price of Holdings Common Stock or Holdings Preferred Stock issued to officers and employees of Company and its Subsidiaries and (Z) the proceeds of an initial Public Offering pursuant to subsection 2.4B(iii)(c) above), such net cash proceeds shall be applied (1) to prepay Indebtedness pursuant to the Hines II Credit Agreement based on the proportionate percentage which the Hines II Exposure bears to the Total Hines Exposure and (2) to prepay Indebtedness under this Agreement based on the proportionate percentage which the Hines I Exposure bears to the Total Hines Exposure, such prepayments being applied to prepay first the respective Term Loans of the Company and of Sun Gro Canada in an aggregate amount equal to such net cash proceeds and then, to the extent the amount of such net cash proceeds exceeds the aggregate outstanding principal amount of the Term Loans, to prepay the respective Revolving Loans of the Company and of Sun Gro Canada, and the Revolving Loan Commitments shall be permanently reduced, in an aggregate amount equal to such excess. Any such mandatory prepayments shall be applied as specified in subsection 2.4B(iv)."

         1.3  Amendments to Section 7: Borrowers' Negative Covenants

         A. Consolidated Capital Expenditures. Subsection 7.8 of the Credit Agreement is hereby amended by deleting the table contained therein in its entirety and substituting the following therefor:

                                     Maximum Consolidated
              "Period                Capital Expenditures
         -------------------         --------------------

         Closing Date to
           December 31, 1995             $ 2,750,000
         Fiscal Year 1996                $ 8,350,000
         Fiscal Year 1997                $12,100,000
         Fiscal Year 1998                $13,000,000
         Fiscal Year 1999                $ 8,300,000
         Fiscal Year 2000
           and each Fiscal
           Year thereafter               $10,800,000"


         B. Restriction on Leases. Subsection 7.9 of the Credit Agreement is hereby amended by deleting the reference to "$3,500,000" contained therein and substituting "$5,000,000" therefor.

         1.4  Amendment to Section 8:  Events of Default

         Section 8 of the Credit Agreement is hereby amended by adding after subsection 8.18 a new subsection 8.19 as follows:

         "8.19     Equity Contributions.

                   (i) Holdings shall not have received from MDCP on or prior to February 1, 1998, not less than $2,000,000 of the Parent Equity Contribution; or (ii) Company shall not have received from Holdings on or prior to such date an equity contribution in an amount equal to the Parent Equity Contribution;"

         1.5  Amendments to Section 10:  Miscellaneous

         Section 10 of the Credit Agreement is hereby amended by deleting the period at the end of the first sentence of subsection 10.1A and by substituting the following therefor: "; and provided, further that no such sale, assignment, transfer or participation may be made by a Lender to an Eligible Assignee without a concurrent sale, assignment, transfer or participation to such Eligible Assignee of the assigning Lender's proportionate share of the commitments under the Hines II Credit Agreement."

         Section 2.     AMENDMENT TO THE HOLDINGS PLEDGE AGREEMENT

         2.1  Amendment to Section 1:  Pledge of Security

         Subsection 1(e) of the Holdings Pledge Agreement is hereby amended to add the parenthetical phrase "(other than Hines II)" after the phrase "a direct Subsidiary of Pledgor".

         Section 3.     CONDITIONS TO EFFECTIVENESS

         Sections 1 and 2 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Ninth Amendment Effective Date"):

         A. On or before the Ninth Amendment Effective Date, Holdings and each Borrower shall deliver to Lenders (or to Agent for Lenders) executed copies of this Amendment.

         B. Agent shall have received copies of this Amendment executed by Requisite Lenders.

         C. On or before the Ninth Amendment Effective Date, all corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

         Section 4.       REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Borrower and Holdings represent and warrant to each Lender that the following statements are true, correct and complete:

         A. Corporate Power and Authority. Each Loan Party has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement and the Holdings Pledge Agreement as amended by this Amendment (the "Amended Agreements").

         B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreements have been duly authorized by all necessary corporate action on the part of each Loan Party party hereto.

         C. Signature and Incumbency. The signature and incumbency certificates of officers of Holdings and each Borrower delivered in connection with the Fifth Amendment correctly reflect, as of the Ninth Amendment Effective Date, the signature and incumbency of each officer of Holdings and each Borrower executing this Amendment.

         D. No Conflict. After giving effect to the amendments effected hereby, the execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party hereto of the Amended Agreements do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Holdings or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders and other than is contemplated to be created with respect to Hines II in connection with the Hines II Credit Facility), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which have been obtained on or before the Ninth Amendment Effective Date and disclosed in writing to Lenders.

         E. Governmental Consents. The execution and delivery by the Loan Parties hereto of this Amendment and the performance by the Loan Parties hereto of the Amended Agreements do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

         F. Binding Obligation. This Amendment has been duly executed and delivered by each Loan Party and this Amendment and the Amended Agreements are the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         G. Incorporation of Representations and Warranties From Credit Agreement. After giving effect to the amendments effected hereby, the representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Ninth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         H. Absence of Default. After giving effect to the amendments effected hereby, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

         Section 5.     ACKNOWLEDGEMENT AND CONSENT

         Company is a party to the Company Guaranty, the Company Security Agreement, the Company Pledge Agreement, the Company Trademark Security Agreement, the Company Patent Security Agreement and the Collateral Account Agreement pursuant to which Company has (i) guarantied the Obligations and (ii) created liens in favor of Agent on certain Collateral to secure the Obligations and to secure its obligations under the Company Guaranty. Sun Gro is a party to the Domestic Subsidiary Guaranty, the Domestic Subsidiary Security Agreement, the Domestic Subsidiary Pledge Agreement, the Domestic Subsidiary Trademark Security Agreement, the Domestic Subsidiary Patent Security Agreement and the Collateral Account Agreement pursuant to which Sun Gro has (i) guarantied the Obligations and (ii) created liens in favor of Agent on certain Collateral to secure the obligations of Sun Gro under the Domestic Subsidiary Guaranty. Sun Gro Canada is a party to the Canadian Subsidiary Security Agreement and the Canadian Subsidiary Pledge Agreement pursuant to which Sun Gro Canada has created liens in favor of Agent on certain Collateral to secure certain of the Obligations. Holdings is a party to the Holdings Guaranty and the Holdings Pledge Agreement pursuant to which Holdings has (i) guarantied the Obligations and

(ii) pledged certain Collateral to Agent to secure the obligations of Holdings under the Holdings Guaranty. Company, Sun Gro, Sun Gro Canada and Holdings are collectively referred to herein as the "Credit Support Parties", and the Guaranties and Collateral Documents referred to above are collectively referred to herein as the "Credit Support Documents".

         Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement, the Holdings Pledge Agreement, and this Amendment and consents to the amendment of the Credit Agreement and the Holdings Pledge Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations," "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of Borrowers now or hereafter existing under or in respect of the Amended Agreements and the Notes defined therein.

         Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreements and the Credit Support Documents, in each case to which it is a party or otherwise bound, are true, correct and complete in all material respects on and as of the Ninth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         Each Credit Support Party (other than Borrowers) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

         Section 6.  MISCELLANEOUS

         A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

         (i) On and after the Ninth Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

         (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

         B. Fees and Expenses. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

         C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         E. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                        HINES HORTICULTURE, INC. (formerly
                                        known as Hines Nurseries Inc.),
                                        as Borrower


                                        By:     /s/ Claudia Pieropan
                                           -------------------------------------
                                        Title: C. F. O
                                               ---------------------------------



                                        SUN GRO HORTICULTURE INC.,
                                        as Borrower


                                        By:    /s/ Claudia Pieropan
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        SUN GRO HORTICULTURE CANADA LTD.,
                                        as Borrower


                                        By:    /s/ Claudia Pieropan
                                           -------------------------------------
                                        Title:
                                              ----------------------------------



                                        HINES HOLDINGS, INC. (formerly known
                                        as Hines Horticulture Inc.)


                                        By:   /s/ Claudia Pieropan
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                        BT COMMERCIAL CORPORATION,
                                        as a Domestic Lender and as Agent


                                        By:   /s/ Richard Faulkner
                                           -------------------------------------
                                        Title:
                                              ----------------------------------



                                        BT BANK OF CANADA,
                                        as a Canadian Lender


                                        By:   /s/ James E. Kellar
                                           -------------------------------------
                                        Title:   Managing Director
                                               ---------------------------------



                                        BANKERS TRUST COMPANY,
                                        as an Issuing Lender


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                        HARRIS TRUST AND SAVINGS BANK,
                                        as a Domestic Lender


                                        By:    /s/ Karen Knudsen
                                            ------------------------------------
                                        Title:   Vice President
                                               ---------------------------------



                                        FLEET BANK OF MASSACHUSETTS, N.A.,
                                        as a Domestic Lender


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------



                                        LASALLE NATIONAL BANK,
                                        as a Domestic Lender


                                        By:   /s/ F. Ward Nixon
                                            ------------------------------------
                                        Title:     Senior Vice President
                                               ---------------------------------



                                        NATIONSBANK OF TEXAS, N.A.,
                                        as a Domestic Lender and Canadian Lender


                                        By:    /s/ James Beckemier
                                            ------------------------------------
                                        Title:   Vice President
                                               ---------------------------------



                                        UNION BANK OF CALIFORNIA, N.A.
                                        as a Domestic Lender and Canadian Lender


                                        By:     /s/ Martin Valencia
                                            ------------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                        WELLS FARGO BANK, N.A.
                                        as a Domestic Lender and Canadian Lender


                                        By:   signature illegible
                                            ------------------------------------
                                        Title:   Vice President
                                               ---------------------------------



                                        BANK OF MONTREAL,
                                        as a Canadian Lender


                                        By:  /s/ Merv McCune
                                            ------------------------------------
                                        Title:   Senior Account Manager
                                               ---------------------------------

                                        FLEET NATIONAL BANK,
                                        as a Domestic Lender


                                        By:
                                           -------------------------------------
                                        Title:
                                               ---------------------------------